POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS that the undersigned hereby constitutes, designates and appoints Janey Ahn, Benjamin Archibald, Ariana Cooper, Greg Daddario, Eugene Drozdetski, Noah Gellner, Brian Kindelan, Tricia Meyer and Howard Surloff of BlackRock, Inc., and Kenneth Burdon, George Ching, Tom DeCapo and Eric Requenez of Skadden, Arps, Slate, Meagher & Flom LLP as such person's true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution and full power to act alone and without the other, for the undersigned and in the undersigned's name, place and stead, in any and all capacities, to execute, acknowledge, deliver and file any and all statements on Form ID (including, but not limited to, obtaining the Central Index Key ("CIK") and the CIK confirmation code ("CCC") from the Securities and Exchange Commission), Form 3, Form 4 and Form 5 and any successor forms adopted by the Securities and Exchange Commission, as may be required by the Securities Act of 1933, the Securities Exchange Act of 1934 and the Investment Company Act of 1940 and the rules thereunder, and requisite documents in connection with such statements, respecting each BlackRock closed-end investment company listed on Annex A hereto and as may be formed from time to time. This power of attorney supersedes any previous versions of same, and shall be valid from the date hereof until revoked by the undersigned, and shall be automatically revoked with respect to any attorney in the event that such attorney is no longer affiliated with Skadden, Arps, Slate, Meagher & Flom LLP or BlackRock, Inc. or its affiliates (as the case may be).

IN WITNESS WHEREOF, the undersigned has executed this instrument as of the day of November 20, 2012.

By:	/s/ Bob M. Shearer

Print:	Bob M. Shearer

Annex A
1.	BlackRock Alternatives Allocation FB Portfolio LLC	--
2.	BlackRock Alternatives Allocation FB TEI Portfolio LLC	--
3.	BlackRock Alternatives Allocation Master Portfolio LLC	-
4.	BlackRock Alternatives Allocation Portfolio LLC	--
5.	BlackRock Alternatives Allocation TEI Portfolio LLC	--
6.	BlackRock Build America Bond Trust	BBN
7.	BlackRock California Municipal 2018 Term Trust	BJZ
8.	BlackRock California Municipal Income Trust	BFZ
9.	BlackRock Core Bond Trust	BHK
10.	BlackRock Corporate High Yield Fund, Inc.	COY
11.	BlackRock Corporate High Yield Fund III, Inc.	CYE
12.	BlackRock Corporate High Yield Fund V, Inc.	HYV
13.	BlackRock Corporate High Yield Fund VI, Inc.	HYT
14.	BlackRock Credit Allocation Income Trust I, Inc.	PSW
15.	BlackRock Credit Allocation Income Trust II, Inc.	PSY
16.	BlackRock Credit Allocation Income Trust III	BPP
17.	BlackRock Credit Allocation Income Trust IV	BTZ
18.	BlackRock Debt Strategies Fund, Inc.	DSU
19.	BlackRock Defined Opportunity Credit Trust	BHL
20.	BlackRock EcoSolutions Investment Trust	BQR
21.	BlackRock Energy and Resources Trust	BGR
22.	BlackRock Enhanced Capital and Income Fund, Inc.	CII
23.	BlackRock Enhanced Equity Dividend Trust	BDJ
24.	BlackRock Enhanced Government Fund, Inc.	EGF
25.	BlackRock Fixed Income Value Opportunities	--
26.	BlackRock Floating Rate Income Strategies Fund, Inc.	FRA
27.	BlackRock Floating Rate Income Trust	BGT
28.	BlackRock Florida Municipal 2020 Term Trust	BFO
29.	BlackRock Global Opportunities Equity Trust	BOE
30.	BlackRock Health Sciences Trust	BME
31.	BlackRock High Income Shares	HIS
32.	BlackRock High Yield Trust	BHY
33.	BlackRock Income Opportunity Trust, Inc.	BNA
34.	BlackRock Income Trust, Inc.	BKT
35.	BlackRock International Growth and Income Trust	BGY
36.	BlackRock Investment Quality Municipal Trust, Inc.	BKN
37.	BlackRock Limited Duration Income Trust	BLW
38.	BlackRock Long-Term Municipal Advantage Trust	BTA
39.	BlackRock Maryland Municipal Bond Trust	BZM
40.	BlackRock Muni Intermediate Duration Fund, Inc.	MUI
41.	BlackRock Muni New York Intermediate Duration Fund, Inc.	MNE

42.	BlackRock MuniAssets Fund, Inc.	MUA
43.	BlackRock Municipal 2018 Term Trust	BPK
44.	BlackRock Municipal 2020 Term Trust	BKK
45.	BlackRock Municipal Bond Investment Trust	BIE
46.	BlackRock Municipal Bond Trust	BBK
47.	BlackRock Municipal Income Investment Quality Trust	BAF
48.	BlackRock Municipal Income Investment Trust	BBF
49.	BlackRock Municipal Income Quality Trust	BYM
50.	BlackRock Municipal Income Trust	I3FK
51.	BlackRock Municipal Income Trust II	BLE